Exhibit 10.4

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of January 27, 2016 by and between Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”), and _________ (the “Selling Stockholder”).

Recitals

WHEREAS, the Selling Stockholder beneficially owns an aggregate of 5,882.222 shares of the Company’s Series E Preferred Stock (the “Series E Preferred”);

WHEREAS, the Selling Stockholder desires to sell to the Company, and the Company desires to repurchase from the Selling Stockholder, an aggregate of 496.031746 shares of Series E Preferred (the “Shares”) at a price of $750,000 (the aggregate price for the Shares, the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement (the “Repurchase”); and

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.           Repurchase.

(a) Purchase and Sale. At the Closings (as defined below), the Company hereby agrees to repurchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell and deliver, or cause to be delivered, to the Company the Shares. The purchase will occur in three (3) tranches, with the first tranche of $125,000 being on February 8, 2016 (the “First Closing”). The second tranche will be for $250,000 and will occur on February 15, 2016 (the “Second Closing”). The third tranche will be for $375,000 and will occur on February 29, 2016 (the “Third Closing”; the First Closing, the Second Closing, and the Third Closing, collectively, the “Closings” and each a “Closing”). The Selling Stockholder shall not be required to sell any of the Shares at each Closing unless payment is made by the Company. In the event that a payment is not made at any Closing, then at the option of the Selling Stockholder, this Agreement may be deemed null and void as well as any related agreements, including, but not limited to, the Leak-Out Agreement (as defined below) at the end of the Cure Period, as defined in the Leak-Out Agreement. The Company acknowledges that the Shares are being repurchased at a price equal to the product of a) 135% multiplied by b) the sum of (i) the Stated Value and (ii) all accrued but unpaid dividends (the product of which shall herein be referred to as the “Repurchase Premium”).  Notwithstanding the foregoing, the Company may at any time accelerate the repayment schedule with no additional penalty beyond the Repurchase Premium.

(b) Closings. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c) of this Agreement, each Closing of the sale of the Shares will take place on the dates set forth in Section 1(a), via the exchange of deliverables, or such other time, date or place as shall be agreed upon by the parties.

(c) Closing Deliveries and Actions. At each Closing, the Company shall deliver to the Selling Stockholder by wire transfer, in accordance with written instructions to be provided by the Selling Stockholder in immediately available funds in an amount equal to the applicable purchase price as set forth in Section 1(a). Additionally, upon execution of this Agreement the Selling Stockholder shall execute a Leak-Out Agreement (the “Leak-Out Agreement) that shall restrict sales of the Company’s common stock as set forth therein.

(d) Other Payments. The Company agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase.

2.           Representations of the Company. The Company represents and warrants to the Selling Stockholder that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings thereof may be brought. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been approved by the Company’s Board of Directors.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, its Articles of Incorporation or Bylaws of the Company, any law, rule or regulation or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Company is a party or by which the Company or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or materially impact the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(e) The Company acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Selling Stockholder, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement.

(f) The Company further agrees and acknowledges that all representations and warranties in those certain Securities Purchase Agreements dated March 2, 2014, November 7, 2014, December 19, 2014, and July 9, 2015 (the “Purchase Agreements”) by and between the Company and the Selling Stockholder, remain in full force and effect notwithstanding anything in this Agreement. Additionally, the Company agrees and acknowledges that pursuant to that certain Exchange Agreement, dated September 30, 2015 (the “Exchange Agreement”), by and between the Company and the Selling Stockholder, all representations and warranties contained in that certain Securities Purchase Agreement dated September 30, 2015 (the “September Purchase Agreement”), remain in full force and effect notwithstanding anything in this Agreement.

3.           Representations of the Selling Stockholder. The Selling Stockholder represents and warrant to the Company that:

(a) The Selling Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut.

(b) The Selling Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder, and constitutes a legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

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(d) The sale of the Shares to be sold by the Selling Stockholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under, the articles of incorporation, bylaws or any other governing organizational document of the Selling Stockholder, any law, rule or regulation, or any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Selling Stockholder is a party or by which the Selling Stockholder or its properties may be bound, nor will such execution, delivery and consummation violate any order, writ, injunction or decree of any Authority to which the Selling Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impact the Selling Stockholder; ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(e) The Selling Stockholder has, and immediately prior to the delivery of the Shares to the Company at each Closing, the Selling Stockholder will have, valid and unencumbered title to the Shares to be sold by the Selling Stockholder hereunder at such time of delivery.

(f) The Selling Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed sale of the Shares to the Company and that it has made an independent decision to sell the Shares to the Company based on the Selling Stockholder’s knowledge about the Company and its business and other information available to the Selling Stockholder, which it has determined is adequate for that purpose.

4.           Publicity. The Selling Stockholder and the Company agree that it shall not, and that it shall cause its affiliates and representatives not to, (a) publish, release or file any initial press release or other public statement or announcement relating to the transactions contemplated by this Agreement (an “Initial Press Release ”) before providing a copy of such release, statement or announcement to the other, and (b) after the date hereof, publish, release or file any future press release or other public statement or announcement relating to the transactions contemplated by this Agreement that is materially inconsistent with any such Initial Press Release. The Company shall (a) by 9:30 a.m. (New York City time) on the business day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including this agreement and all related agreements as exhibits thereto, with the Securities and Exchange Commission within the time required by the Securities Exchange Act of 1934, as amended.

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5.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

To the Selling Stockholder:

With a copy to (which shall not constitute notice):

David E. Danovitch, Esq.

Robinson Brog

875 3rd Avenue – 9th Floor

New York, NY 10022

Email: ded@robinsonbrog.com

To the Company:

Gerald E. Commissiong

President & CEO

Amarantus Bioscience Holdings, Inc.

655 Montgomery St.

Suite 900

San Francisco, CA 94107

email: gerald.commissiong@amarantus.com

With a copy to (which shall not constitute notice):

Jeffrey Fessler

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

jfessler@srff.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.           Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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(c) Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholder with respect to the subject matter hereof. For the avoidance of doubt, to the extent that there is any inconsistency between the provisions of the Purchase Agreements and the Exchange Agreement, including the transaction documents related thereto, (except for the representation and warranties contained in the Purchase Agreements and the September Purchase Agreement) and this Agreement, the provisions of this Agreement shall control and be binding.

(d) Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either party without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Stockholder and the Company and their respective successors and assigns.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Selling Stockholder each agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the Company and the Selling Stockholder each agrees to submit to the jurisdiction of, and to venue in, such courts.

(h) Waiver of Jury Trial. The Company and the Selling Stockholder each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

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(j) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(k) Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Selling Stockholder.

(l) Expenses. The Company shall pay for the expenses incurred by the Selling Shareholders with respect to its fees of counsel.

(m) Increase of Share Reserve. In connection with the Shares, the Company shall increase its share reserve to 40,000,000 shares of the Company’s Common Stock.

(n) Use of Proceeds. The Company and the Selling Shareholder each agree that upon execution of this Agreement, $25,000 shall be transferred to Robinson Brog Leinwand Greene Genovese & Gluck P.C. and $25,000 to Aegis Capital Corp., for an aggregate of $50,000 at the time of the First Closing.

(o) Book Entry. The Selling Shareholder shall have the right to book the Repurchase of the Shares to any of the shares of the Series E Preferred held by the Selling Stockholder.

[Signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

By:
Name:	Gerald Commissiong
Title:	Chief Executive Officer

By:
Name:
Title:

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Title: